CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Hemispherx Biopharma, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57134 and 333-118903) of Hemispherx Biopharma, Inc. and subsidiaries of our reports dated June 1, 2006, relating to the consolidated financial statements and financial statements schedules, and the effectiveness of Hemispherx Biopharma, Inc. and subsidiaries internal control over financial reporting which appear in the Company's Annual Report on Form 10-K/A.


/s/ BDO Seidman, LLP
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BDO Seidman, LLP

Philadelphia, Pennsylvania
June 1, 2006